UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 17, 2015

BG Medicine, Inc.

(Exact Name of Registrant as Specified in Its Charter)

001-33827

(Commission File Number)

Delaware	04-3506204
(State or Other Jurisdiction Of Incorporation)	(IRS Employer Identification No.)

303 Wyman Street, Suite 300, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 890-1199

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 17, 2015, Harrison M. Bains notified BG Medicine, Inc. (the “Company”) that he was resigning from the Company’s Board of Directors (the “Board”), effective as of that date. Mr. Bains did not communicate to the Company any disputes regarding the Company’s operations, policies or practices in connection with his resignation, nor is the Company aware of any.

(d) On November 18, 2015, the Board appointed James F. O’Connor, CPA, to join the Board to serve as a Class II director until the 2016 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or until his earlier resignation, retirement, removal or death. The Board also appointed Mr. O’Connor to the Audit Committee and to the role of Audit Committee Chairman. The Board further determined that Mr. O’Connor is an “audit committee financial expert” as defined by Item 401(h) of Regulation S-K.

There are no arrangements or understandings between the Company and any other person pursuant to which Mr. O’Connor was selected as a director, nor are there any transactions between Mr. O’Connor and the Company in which he has a direct or indirect material interest that the Company is required to report pursuant to the rules and regulations of the Securities and Exchange Commission.

James F. O’Connor, age 74, has over forty years of substantive business experience covering all aspects of finance, operations, strategy and corporate development. Since 1998, Mr. O’Connor has been the principal Managing Director of The Chartwell Company, a merchant and investment banking firm. Mr. O’Connor is a certified public accountant. Some of Mr. O’Connor’s previous directorships include: SPS Technologies (1994-2003), which was sold to Precision Cast Products in 2003; Color Kinetics (2002-2007), which was sold to Phillips Lighting Products in 2007; PC Cox Holding Ltd. (1996-2008); and Caritas Christi Health Care System (2008-2011), which was sold to Cerberus Capital in 2011. Mr. O’Connor received a B.S. from Boston College and was a Rotary International Foundation Fellow at the Swiss School of Economics. Our Board concluded that Mr. O’Connor should serve as a director and our Audit Committee Chairman because Mr. O’Connor has extensive experience in corporate finance, accounting, operations, strategy, mergers & acquisitions, as well as experience working on the boards of directors of public, private and non-for-profit companies.

In consideration for his Board and Audit Committee service, on the date of his appointment to the Board, Mr. O’Connor received a stock option grant for 12,500 shares of the Company’s common stock at an exercise price of $0.52 per share, which was the closing price of the common stock on the grant date.

In connection with Mr. O’Connor’s appointment to the Board, the Board amended and restated its non-employee director compensation policy, payments under which had been suspended since October 1, 2014. The Company’s Amended and Restated Non-Employee Director Compensation Policy is incorporated by reference into this Item 5.02 and filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amended and Restated Non-Employee Director Compensation Policy, effective November 18, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG MEDICINE, INC.

Date: November 20, 2015	/s/ Stephen P. Hall
Stephen P. Hall Executive Vice President & Chief Financial Officer